REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Shareholders of Pacific
Financial Core Equity Fund, Pacific
Financial Explorer Fund, Pacific
Financial International Fund, Pacific
Financial Strategic Conservative
Fund, Pacific Financial Tactical Fund
and Pacific Financial Faith & Values
Based Moderate Fund and Board of
Trustees of
Northern Lights Fund Trust

In planning and performing our audit
of the financial statements of Pacific
Financial Core Equity Fund, Pacific
Financial Explorer Fund, Pacific
Financial International Fund, Pacific
Financial Strategic Conservative
Fund, Pacific Financial Tactical Fund
and Pacific Financial Faith & Values
Based Moderate Fund (the "Funds"),
each a series of the Northern Lights
Fund Trust, as of April 30, 2014, in
accordance with the standards of the
Public Company Accounting
Oversight Board (United States), we
considered the Funds' internal
control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds' internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles (GAAP).  A fund's internal
control over financial reporting
includes those policies and
procedures that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the fund;
(2) provide reasonable assurance that
transactions are recorded as
necessary to permit preparation of
financial statements in accordance
with GAAP, and that receipts and
expenditures of the fund are being
made only in accordance with
authorizations of management and
trustees of the fund; and (3) provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a fund's assets that
could have a material effect on the
financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.  Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with
the policies or procedures may
deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent or
detect misstatements on a timely
basis.  A material weakness is a
deficiency, or a combination of
deficiencies, in internal control over
financial reporting, such that there is
a reasonable possibility that a
material misstatement of the Funds'
annual or interim financial statements
will not be prevented or detected on a
timely basis.

Our consideration of the Funds'
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight
Board (United States).  However, we
noted no deficiencies in the Funds'
internal control over financial
reporting and its operation, including
controls over safeguarding securities,
that we consider to be a material
weakness as defined above as of
April 30, 2014.

This report is intended solely for the
information and use of management
and the Board of Trustees of the
Funds and the Securities and
Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.




COHEN FUND AUDIT SERVICES,
LTD.
Cleveland, Ohio
June 30, 2014